                                                                     Exhibit 4.9


                               WARRANT AGREEMENT


                                    Between


                           RECYCLING INDUSTRIES, INC.


                                      and


                               PRIME CHARTER LTD.



                           Dated as of July __, 1996

     WARRANT AGREEMENT dated as of July __, 1996, between RECYCLING INDUSTRIES, INC., a Colorado corporation (the "Company"), and PRIME CHARTER LTD. ("Prime Charter").

     The Company proposes to sell to Prime Charter or its designee(s) warrants (the "Warrants") to purchase an aggregate of 350,000 shares (the "Warrant Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), in connection with a public offering by the Company of 4,892,448 shares of Common Stock, including 492,448 shares of Common Stock to be sold by certain selling security holders but not including an overallotment option to purchase up to 733,867 additional shares of Common Stock (the "Offering") pursuant to a registration statement (the "Registration Statement") on Form S-1 (File No. 333-
4574) filed by the Company with the Securities and Exchange Commission.

     THEREFORE, in consideration of the mutual undertakings contained herein, the Company and Prime Charter hereby agree as follows:

     1.   Issuance of Warrants; Form of Warrant; Execution of Warrants.  The
          ------------------------------------------------------------
Company shall issue, sell and deliver the Warrants to Prime Charter or, at Prime Charter's direction, to one or more Underwriters (as defined in the Underwriting Agreement referred to below) and/or their bona fide officers or partners (in each case to a person the issuance and sale to whom is exempt from registration under federal and any applicable state securities laws), for an aggregate purchase price of $3,500.00, concurrently with the initial closing (the "Closing") under the Underwriting Agreement dated July __, 1996 (the "underwriting areement") between the Company and Prime Charter as representative of the Underwriters relating to the Offering. The Warrants, together with the purchase and assignment forms to be printed on the reverse thereof or attached thereto, shall be substantially in the form of Exhibit A attached hereto. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of its present or any future Chairman or President, under its corporate seal affixed or in facsimile, and attested by the manual or facsimile signature of its Secretary or Assistant Secretary.

     2.   Registration.  The Warrants shall be numbered and shall be registered
          ------------
in a Warrant register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant (the "Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrants on the part of any other person.
The Warrants shall be registered initially in the name of "Prime Charter Ltd."
in such denominations as Prime Charter may request in writing to the Company; provided, however, that prior to the Closing, Prime Charter may designate that
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the Warrants be issued in varying amounts directly to its designees as permitted by Section 1 hereof. Such designation may only be made by Prime Charter if such issuances would not violate the interpretation of the Board of Governors of the National Association of Securities Dealers, Inc. relating to the review of corporate financing arrangements.

     3.   Transfer of Warrants.
          --------------------

     3.1.  Restrictions. The Warrants may not be sold, assigned, transferred,
           ------------
pledged or hypothecated for a period of twelve (12) months after July __, 1996 (the "Effective Date"), except to an Underwriter or bona fide officers or partners of an Underwriter or by operation of law or by reason of a reorganization of the Company. The Warrants shall be transferable only on the books of the Company maintained at its principal executive office (the "Company Office") upon delivery thereof duly endorsed by the Holder or by the Holder's duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company in its discretion.

     3.2.  Registration of Transfer.  Upon any registration of transfer, the
           ------------------------
Company shall deliver a new Warrant or Warrants to the persons entitled thereto. The Warrants may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person, unless the Holder or Holders thereof shall furnish to the Company evidence of compliance with the Securities Act of 1933, as amended (the "Act"), in accordance with the provisions of Section II of this Warrant Agreement.

     4.    Exercise of Warrants; Term of Warrants.
           --------------------------------------

     4.1.  Price and Term.  Each Warrant shall entitle the Holder thereof to
           --------------
purchase from the Company one share of Common Stock at a purchase price per share of $_____ [135% of public offering price] (or at such adjusted purchase price as may be established from time to time pursuant to the provisions of
Section 8 hereof), payable in full at the time of exercise of the Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Warrant Agreement shall mean the purchase price for one Warrant Share, reflecting all appropriate adjustments made in accordance with Section 8 hereof. Each Warrant may be exercised for a four-year period commencing on the first anniversary of the Effective Date. No Warrant granted herein shall be exercisable after 5:00 p.m. Eastern Time on the fifth anniversary of the Effective Date (the "Expiration Date"). After the Expiration Date, any unexercised Warrants shall be void and all rights of Holders with respect thereto shall cease.

     4.2.  Payment and Exercise.  The Exercise Price may be paid: (a) in cash in
           --------------------
the amount of the aggregate Exercise Price then in effect for the number of Warrants being exercised, (b) by surrender to the Company of Warrant Shares or shares of Common Stock having a Fair Market Value (as defined below) on the date of exercise equal to the aggregate Exercise Price then in effect for the number of Warrants being exercised, (c) by a surrender of Warrants covering a number of Warrant Shares having a Fair Market Value, net of the applicable Exercise
Price then in effect therefor, equal to the aggregate Exercise Price then in effect for the number of Warrants being exercised, or (d) by a combination of the aforementioned methods of payment. For purposes of this Agreement, the "Fair Market Value" per Warrant Share or share of Common Stock on a given date shall be: (i) if the Common Stock is listed on a national securities exchange or included on the Nasdaq National Market, the closing price per share of Common Stock on such date (or, if there was no trading on such date, on the next preceding day on which there was trading); (ii) if the Common Stock is not listed on a national securities exchange or included on the Nasdaq National Market, but the "bid" and "asked" prices per share of Common Stock are provided by Nasdaq (or the National Quotation Bureau Incorporated or any similar organization), the average of the closing bid and asked price per share of Common Stock on such date (or, if there was no trading in the Common Stock on such date, on the next preceding day on which there was trading) as provided by such organization; and (iii) if the Common Stock is not traded on a national securities exchange and the bid and asked prices per share are not provided by Nasdaq (or the National Quotation Bureau Incorporated or any similar organization), as determined by the agreement of the parties in good faith or, in the absence of such agreement, as determined pursuant to arbitration under the auspices of the American Arbitration Association.

     During the period specified in and subject to the provisions of this
Section 4, Warrants may be exercised by their surrender at the Company's principal executive office with the Election to Purchase form set forth on (or attached to) the Warrant duly completed and executed, accompanied by payment of the Exercise Price for the Warrant Shares. Payment for the Warrant Shares shall be made (a) if payment is to be made in cash, by payment in full to the Company of the aggregate Exercise Price in effect at the time of the exercise, together with any taxes payable pursuant to Section 5 hereof, for each share of Common Stock with respect to which Warrants are being exercised, which amounts shall be paid in full in United States currency, by a bank cashier's check payable to the order of the Company or by wire transfer to an account designated by the Company, (b) if payment is to be made through a surrender of shares of Common Stock, by surrender of certificates duly endorsed for transfer (with all transfer taxes paid or provided for), and (c) if payment is to be made by a surrender of Warrants, by surrender of certificates representing such Warrants. Promptly after the exercise of any Warrants, the Company shall issue a certificate or certificates for the number of full Warrant Shares to which the Holder is entitled, registered in accordance with the instructions set forth in the Election to Purchase, together with cash as provided in Section 10 of this Warrant Agreement payable in respect of fractional shares. All Warrant Shares shall be duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights, and free from all taxes, liens and charges other than those created by the Holder. Certificates representing such Warrant Shares shall be delivered by the Company in such names and denominations as are required for delivery to, or in accordance with the instructions of, the Holder.

     4.3.  Record Holder.  Each person in whose name any such certificate for
           -------------
Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on the date upon which such Warrants were surrendered for exercise, accompanied by payment of the Exercise Price as aforesaid, irrespective of the date
of issuance or delivery of such certificate for Warrant Shares; provided,
                                                                --------
however, that if, at the date of the surrender of such Warrants and payment
- -------
of the Exercise Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Warrant Shares or for shares of such other class of stock in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and, until such date, the Company shall be under no duty to deliver any certificate for such Warrant Shares or for shares of such other class of stock; provided, further, that the transfer books of record, unless
                --------  -------
otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days.

     4.4.  Replacement Warrant.  The Warrants shall be exercisable, at the
           -------------------
election of the Holder thereof, in full or from time to time in part and, in the event that less than all of the surrendered Warrants are exercised, the Company shall execute and mail, by first-class mail, within five business days after the date upon which the Warrants were exercised, to the Holder of such Warrants or such other person as shall be designated in the election to purchase, a new Warrant representing the number of full Warrants not exercised. In no event shall a fraction of a Warrant be exercised, and the Company shall distribute no fractions of Warrants under this or any other Section of this Warrant Agreement.

     5.    Payment of Taxes. The Company shall promptly pay all documentary
           ----------------
stamp taxes attributable to the issuance of Warrant Shares upon the exercise of any Warrants, but any transfer taxes that may be payable in connection with the issuance of Warrants or certificates for Warrant Shares in any name other than that of the Holder of the Warrant surrendered shall be paid by such Holder and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

     6.    Mutilated or Missing Warrants. In case any of the Warrants shall be
           -----------------------------
mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the lost, stolen or destroyed Warrant, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant, together with an appropriate agreement regarding indemnification of the Company relating to the issuance of a replacement warrant. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     7.    Reservation of Warrant Shares.  The Company shall at all times
           -----------------------------
reserve and keep available for issuance upon the exercise of the Warrants a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants. American Securities Transfer, Inc., the transfer agent for the Common Stock (the "Transfer Agent"), and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of Warrants shall be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be sufficient for such purpose. The Company will keep a copy of this Warrant Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of Warrants. The Company shall supply the Transfer Agent (and any such subsequent transfer agent) with duly executed stock certificates for such purpose and will provide or otherwise make available any cash that may be payable as provided in Section 10 hereof. All Warrants surrendered upon the exercise thereof shall be canceled and such canceled Warrants shall constitute sufficient evidence of the number of shares of Common Stock (or other shares of capital stock) that have been issued upon the exercise of the Warrants. After the Expiration Date, no shares shall be subject to reservation in respect of any unexercised Warrants.

     8.    Adjustments.
           -----------

     8.1.  Adjustment of Number of Warrant Shares.  The number of Warrant Shares
           --------------------------------------
that the Holder of a Warrant shall be entitled to receive upon each exercise thereof shall be determined by multiplying:

           (a) the number of Warrant Shares that would otherwise (but for the provisions of this Section 8) be issuable upon such exercise, as designated by the Holder hereof pursuant to Section 4; by

           (b) a fraction of which the numerator is $_____ [135% of public offering price] and the denominator is the Exercise Price in effect on the date of such exercise;

provided, however, that no adjustment pursuant to this Section 8 shall occur as
- --------  -------
a result of the following (collectively, the "Excluded Issuances"): (i) the issuance of shares of Common Stock pursuant to the Underwriting Agreement, (ii) the issuance of Warrant Shares upon the exercise of the Warrants, (iii) the issuance or exercise of options granted to directors, employees and consultants of the Company or any of its affiliates (as defined in the rules and regulations adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereinafter referred to as "Company Affiliates") under a plan or plans adopted by the Company's Board of Directors and approved by its stockholders, or
(iv) the issuance of shares of Common Stock or any securities convertible or exchangeable into or exercisable for Common Stock to any corporation or other entity (or the stockholders or other holders of instruments or securities representing ownership of a voting or equity interest in such corporation or entity) which merges into the Company or from which the Company acquires assets or securities and some or all of the consideration consists of equity securities of the Company, provided that the number of shares of Common Stock or securities convertible into shares of Common Stock issued in connection with such a transaction shall not constitute, on a fully diluted basis (calculated subsequent to the closing of such transaction), more than twenty percent (20%) of the outstanding Common Stock of the Company.

     8.2.  Adjustment of Exercise Price.
           ----------------------------

     8.2.1. Initial Exercise Price.  The Exercise Price, which initially will be
            ----------------------
$_____ [135% of public offering price], shall be adjusted and readjusted from time to time as provided in this Section 8 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 8; provided, however, that there shall be no adjustment
                            --------  -------
of the Exercise Price due to the Excluded Issuances.

     8.2.2. Issuance of Additional Shares of Common Stock.  In case the
            ---------------------------------------------
Company, at any time or from time to time after the Effective Date, shall issue Additional Shares of Common Stock (as defined below), including Additional Shares of Common Stock deemed to be issued pursuant to Section 8.3, without any consideration therefor in connection with a dividend or other distribution on Common Stock (including, without limitation, any distribution of Common Stock (or securities that are convertible into or exchangeable or exercisable for Common Stock, in each case without the payment of any consideration) by way of dividend, spin-off, reclassification or corporate rearrangement), then, and in each such case, the Exercise Price shall be reduced, subject to Section 8.5, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction of which:

           (a) the numerator shall be the number of shares of Common Stock outstanding immediately prior to such issue, and

           (b) the denominator shall be the number of shares of Common Stock outstanding immediately after such issue.

For purposes of this Section 8.2.2, (i) immediately after any Additional Shares of Common Stock shall be deemed to be issued pursuant to Section 8.3, such Additional Shares of Common Stock shall be deemed to be outstanding, and (ii) treasury shares shall not be deemed to be outstanding. "Additional Shares of Common Stock" shall mean all shares of Common Stock (including treasury shares) issued (or deemed to be issued pursuant to Section 8.3) by the Company (other than Excluded Issuances) after the date hereof, whether or not subsequently reacquired or retired by the Company.

     8.2.3. Dividends and Distributions.  In case the Company shall at any time
            ---------------------------
after the Effective Date declare, order, pay or make a dividend or other distribution on the Common Stock (including without limitation any distribution of stock or other securities, property or options by way of dividend, spin-off, reclassification, or corporate rearrangement) then, and in each such case, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or other distribution shall be reduced, subject to Section 8.5, effective as of the close of business on such record date, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction of which:

           (a) the numerator shall be the Exercise Price in effect immediately prior to the close of business on such record date minus the value of such dividends or other distributions (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock, and

           (b) the denominator shall be such Exercise Price in effect immediately prior to the close of business on such record date.

provided, however, that no such reduction shall be made pursuant to this Section
- --------  -------
8.2.3 for a dividend payable in Additional Shares of Common Stock, or a dividend payable in cash or other property and declared out of the earned surplus (i.e., retained earnings) of the Company (excluding any portion thereof resulting from a revaluation of property). For purposes of the foregoing, a dividend payable other than in cash shall be considered payable out of earned surplus only to the extent that such earned surplus is charged an amount equal to the fair value of such dividend at the time of declaration as determined in good faith by the Board of Directors of the Company.

     8.3.  Treatment of Stock Dividends, Stock Splits, etc.  In case the Company
           -----------------------------------------------
at any time after the Effective Date shall fix a record date for the determination of holders of any class of securities entitled to receive any dividend or other distribution on any class of stock of the Company payable in Common Stock, or shall otherwise effect any subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, then, and in each such case, Additional Shares of Common Stock shall be deemed to be issued (a) in the case of any such dividend or other distribution, immediately after the close of business on such record date, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action shall have become effective.

     8.4.  Adjustments for Combinations, etc.  In case the outstanding shares of
           ----------------------------------
Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be increased proportionately.

     8.5   Minimum Adjustment of Exercise Price.  If the amount of any
           ------------------------------------
adjustment of the Exercise Price required pursuant to this Section 8 would be less than $0.01, such amount shall be carried forward, and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, shall aggregate at least $0.01.

     9.    Consolidation, Merger, Sale of Assets, Reorganization, etc.
           -----------------------------------------------------------

     9.1.  General Provisions.  In case the Company at any time after the
           ------------------
Effective Date (a) shall consolidate with or merge into any other Person (as defined below) and shall not be the continuing or surviving Person of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, Common Stock or Other Securities (as defined below) shall be changed into or exchanged for cash, stock or other securities or any other property, or (c) shall transfer, directly or indirectly through transactions involving any of or all its subsidiaries, all or substantially all its properties and assets to any other Person or (d) shall effect a capital reorganization or reclassification of Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment of the Exercise Price is provided in Sections 8.2.2 or 8.3), then, and in the case of each such transaction, the Company shall make proper provision such that, upon the terms and in the manner provided in Section 8, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of each such transaction, shall be entitled to receive, at the Exercise Price in effect immediately prior to such consummation, in lieu of the Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation, the highest amount of cash, securities or other property to which such Holder would actually have been entitled as a stockholder upon such consummation if such Holder had exercised this Warrant in full immediately prior thereto, subject to adjustments subsequent to such consummation as nearly equivalent as possible to the adjustments provided for in Section 8 and this
Section 9; provided, however, that if prior to the consummation of such
           --------  -------
transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, and if the Holder of this Warrant, by written notice to the Company (in compliance with Section 15) signed on or before the date immediately preceding the date of expiration of such purchase, tender or exchange offer, declares an intention to exercise this Warrant in whole or in part, such Holder shall be entitled, upon consummation of such offer, to receive upon exercise the highest amount of cash, securities or other property to which such Holder would actually have been entitled as a stockholder if such Holder had exercised this Warrant prior to the expiration of such purchase, tender or exchange offer, and if all shares of Common Stock which such Holder would have owned as a result of such exercise had been purchased pursuant to such purchase, tender or exchange offer, subject to adjustments from and after the consummation of such purchase, tender or exchange offer as nearly equivalent as possible to the adjustments provided for in Section 8. "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof. "Other Securities" shall mean any stock (other than Common Stock) of the Company or of any other Person that the Holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or that at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to this Section 9 or otherwise.

           9.2.  Assumption of Obligation. Notwithstanding anything contained
                 ------------------------
in this Warrant Agreement to the contrary, the Company shall not effect any of the transactions described in subdivisions (a) through (d) of Section 9.1 unless, prior to the consummation thereof, each Person (other than the Company) that may be required to deliver any cash, stock or other securities or other property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the Holder of the Warrants, (a) the obligations of the Company under this Warrant Agreement and the Warrants (and if the Company shall survive the consummation of any such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant Agreement and the Warrants) and (b) the obligation to deliver to such Holder such cash, stock or other securities or other property as such Holder may be entitled to receive in accordance with the provisions of this Section 9. Such Person shall have similarly delivered to the Company an opinion of counsel for such Person, stating that this Warrant Agreement and the Warrants shall continue in full force and effect after any such transaction and that the terms hereof (including, without limitation, all of the provisions of Section 8 and this Section 9.2) and thereof shall be applicable to the cash, stock or other securities or other property that such Person may be required to deliver upon any exercise of the Warrants or the exercise of any rights pursuant hereto or thereto.

     9.3.  Other Dilutive Events.  The Board of Directors of the Company shall
           ---------------------
have an ongoing obligation to determine in good faith whether any event has occurred as to which the provisions of Section 9 shall not be strictly applicable, but with respect to which the failure to make any adjustment to the Exercise Price would not fairly protect the purchase rights represented by this Warrant in accordance with the intent and principles of that Section. In each case in which such determination shall be made, the Company shall appoint a firm of independent public accountants reasonably acceptable to Prime Charter or the holders of a majority-in-interest of the Warrants, which shall give its opinion upon the adjustments, if any, consistent with the intent and principles established in Sections 8 and 9, necessary to preserve without dilution the purchase rights represented by this Warrant Agreement and the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of the Warrants and shall make the adjustments described therein.

     9.4.  No Dilution or Impairment.  The Company shall not, by amendment of
           -------------------------
its articles of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue, sale, grant or assumption of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement or the Warrants, but will at all times, whether or not requested to do so, in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company agrees that it shall take all such reasonable action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon the exercise of all Warrants from time to time outstanding.

     9.5.  Notice, Evidence of Adjustments.  Whenever the Exercise Price is
           -------------------------------
adjusted as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Warrant Shares issuable upon exercise of each Warrant to be mailed to the Holders, at their last address appearing in the Warrant register, and shall cause a certified copy thereof to be mailed to the Transfer Agent. The Company shall retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by Section 8, and a certificate signed by such firm shall accompany said notice and shall be conclusive evidence of the correctness of such adjustment.

     10.   Fractional Interests. The Company shall not be required to issue
           --------------------
fractions of shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of Warrant Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 10, be issuable on the exercise of any Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Fair Market Value of one share of Common Stock on the date of exercise.

     11.   Restrictions on Dispositions.  The Warrant Shares have not been
           ----------------------------
registered under the Act pursuant to the Registration Statement. Prime Charter represents and warrants to the Company that it understands that (a) the Warrant and the Warrant Shares may not be transferred except pursuant to (i) an effective registration statement under the Act, or (ii) any available exemption from registration under the Act permitting such disposition of securities and an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from such registration is available and (b) the Warrants may not be transferred except in accordance with the provisions of Section 3 and pursuant to an effective registration statement under the Act relating thereto or pursuant to any available exemption from registration under the Act permitting such disposition of securities and an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from such registration is available.

     12.   Certificates to Bear Legends.  The Warrants shall be subject to a
           ----------------------------
stop-transfer order and the certificate or certificates therefor shall bear the following legend:

NEITHER THE WARRANTS NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR MAY BE SOLD OR TRANSFERRED PRIOR TO JULY __, 1997 (SUBJECT TO CERTAIN LIMITED EXCEPTIONS). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (ii) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE. THE WARRANTS MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE WARRANT AGREEMENT DATED AS OF JULY __, 1996 BETWEEN RECYCLING INDUSTRIES, INC. AND PRIME CHARTER LTD., PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT RELATING THERETO OR PURSUANT TO ANY AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT PERMITTING SUCH DISPOSITION OF SECURITIES AND AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR

THE COMPANY, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

     The Warrant Shares or other securities issued upon exercise of the Warrants shall be subject to a stop-transfer order and the certificate or certificates evidencing any such Warrant Shares or securities shall bear a legend in substantially the following form:

THE WARRANT SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (ii) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES AND AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

     13.   Registration Rights.
           -------------------

     13.1. Demand Registration.  Upon written request of the Holder(s) of at
           -------------------
least a majority of the then-outstanding Warrants (including Warrant Shares, if issued) made at any time within the period commencing one year and ending five years after the Effective Date, the Company shall file within a reasonable period of time and, in any event, within ninety days after receipt of such written request, at its sole expense, on no more than one occasion a registration statement under the Act registering the Warrant Shares for sale to the public. Within fifteen days after receiving any such notice, the Company shall give notice to the other Holders of the Warrants and the Warrant Shares advising that the Company is proceeding with such registration statement, and offering to include therein the Warrant Shares of such other Holders. The Company shall not be obligated to include the Warrant Shares of any such other Holder in such registration unless such other Holder shall accept such offer by notice in writing to the Company within fifteen days after receipt of such notice from the Company. The Holders of Warrants and Warrant Shares shall have priority over all other securities to be included in such registration, and no other securities shall be entitled to participate in such registration if the inclusion of such securities would have a material adverse effect on the marketing of the Warrant Shares. The Company shall use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to file and cause such registration statement to become effective as promptly as practicable and to remain effective for a period of ninety days thereafter, to reflect in the registration statement financial statements that are prepared in accordance with Section 10(a)(3) of the Act, and to amend or supplement such registration statement to reflect any facts or events arising that, individually or in the aggregate, represent a material change in the information set forth in the registration statement to enable any Holders of Warrants to exercise Warrants and/or sell the underlying Warrant Shares during such ninety day period. If any registration pursuant to this Section 13.1 is an underwritten offering, the Holders of a majority of the Warrants and/or Warrant Shares to be included in such registration will select an underwriter (or managing underwriter if such offering should be syndicated) approved by the Company, such approval not to be unreasonably withheld. Notwithstanding anything in this

Warrant Agreement to the contrary, the Company shall be entitled to postpone for a reasonable period of time (not exceeding ninety days) the filing or effectiveness of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 13.1 if the Company's Board of Directors determines, in its reasonable discretion, that such registration and offering would adversely affect any financing, acquisition, corporate reorganization or other material transaction involving the Company and the Company promptly gives the Holders written notice of such determination specifying the grounds therefor and an estimate of the anticipated delay. If the Company shall so postpone the filing of a registration statement, a majority-in-interest of the requesting Holders shall have the right to withdraw the request for demand registration by giving written notice to the Company within thirty days after receipt of the notice of postponement. No registration shall be counted as the demand registration to which the Holders are entitled pursuant to this Section 13.1 unless the Holders are able to register and sell at least 90% of the Warrant Shares requested to be included therein.

     13.2. Piggyback Registration.  If, at any time within the period
           ----------------------
commencing one year and ending seven years after the Effective Date, the Company proposes to register any securities under the Act in a primary registration on behalf of the Company and/or in a secondary registration on behalf of holders of such securities, and the registration form to be used may be used for registration of the Warrant Shares, the Company shall give prompt written notice (which, in the case of a registration pursuant to the exercise of demand registration rights other than those provided in Section 13.1 above, shall be within ten business days after the Company's receipt of notice of such exercise and, in any event, shall be at least thirty (30) days prior to the date of such filing) to the Holders of Warrants and/or Warrant Shares (regardless of whether some of the Holders shall have theretofore availed themselves of the demand right provided in Section 13.1 hereof) at the address(es) appearing on the records of the Company of its intention to effect registration and shall offer to include in such registration such number of Warrant Shares with respect to which the Company has received written requests for inclusion therein within ten business days after receipt of such notice from the Company. This Section 13.2 is not applicable to any registration statement to be filed by the Company on Forms S-4 or S-8 or any successor forms. The Company shall not be obligated to cause to be effective any registration statement as to which it has given notice to the Holders of Warrants and/or Warrant Shares and shall have discretion to withdraw any such registration without liability to Holders of Warrants and/or Warrant Shares.

     Notwithstanding the foregoing, if the managing underwriter of the offering being registered shall determine in good faith and advise the Company in writing that the distribution of the Warrant Shares requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company, then the Company and the managing underwriter may reduce the number of Warrant Shares to be registered on a pro-rata basis proportionate to the reduction of all other holders of securities participating in such registration pursuant to the exercise of piggyback registration rights. In such event, the Company may reduce the number of Warrant Shares to be registered to zero as long as long as no other securities are registered in such registration statement pursuant to an exercise of piggyback registration rights.

     13.3. Other Rights. In addition to the rights above provided, the Company
           ------------
will cooperate with the Holders of the Warrants and/or Warrant Shares in preparing and signing any registration statement or notification on Form I-A promulgated under the Act (if the Company is eligible to use such form at such time) in addition to the registration statements and notifications discussed above that are required in order to sell or transfer the Warrant Shares and will supply all information required therefor, but such additional registration statement or notification shall be at the Holders' cost and expense unless the Company elects to register or qualify additional shares of the Common Stock, in which case the cost and expense of such registration statement or notification will be pro rated between the Company and the Holders according to the aggregate sales price of the securities being issued. Notwithstanding the foregoing, the Company will not be required to file a registration statement or notification on Form I-A pursuant to this Section 13.3 at a time when the audited financial statements required to be included therein are not available, which time shall be deemed to be the period commencing forty-five days prior to the end of a fiscal year of the Company and ending ninety days after the end of such fiscal year. Notwithstanding anything in this Warrant Agreement to the contrary, the Company shall be entitled to postpone for a reasonable period of time (not exceeding ninety days) the filing or effectiveness of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 13.3 if the Company determines, in its sole discretion, that such registration and offering would adversely affect any financing, acquisition, corporate reorganization, or other material transaction involving the Company and the Company promptly gives the Holders written notice of such determination specifying the grounds therefor and an estimate of the anticipated delay.

     13.4. Action to be Taken by the Company.  In connection with the
           ---------------------------------
registration of Warrant Shares in accordance with Section 13 hereof, the Company shall:

           (a) Bear the expenses of any registration under Sections 13.1 or 13.2, including but not limited to legal, accounting and printing fees, including the fees and disbursements of one legal counsel retained by the Holders of Warrant Shares; provided, however, that in no event shall the
                                --------  -------
     Company be obligated to pay any underwriters' discount or commission payable in respect of such Warrant Shares, payment of which shall be the sole responsibility of the Holders of the Warrant Shares;

           (b) Use its best efforts to register or qualify the Warrant Shares for offer or sale under state securities or blue sky laws of such jurisdictions in which the participating Holders propose to offer Warrant Shares, and to do any and all other acts and things that may be necessary or advisable to enable the Holders to consummate the proposed sale, transfer or other disposition of such securities in any jurisdiction, provided, however, that the Company shall not be required to qualify as a
     --------  -------
     foreign corporation in connection with such qualification if not otherwise required to do so; and

           (c) Indemnify each Holder of Warrant Shares for any liability, cost or expense arising out of any untrue statement of material fact contained in such registration statement or any omission of material fact required in order to make the statements contained in such registration statement not misleading (other than misstatements or omissions contained in materials supplied by the Holders in writing for inclusion in the registration statement) and enter into an underwriting agreement, in customary form, with the underwriter(s) for any underwritten offering of Warrant Shares.

     13.5. Securities Law Compliance.  The Company covenants that it will
           -------------------------
timely file all reports required to be filed by it under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). So long as the Company is subject to the periodic reporting requirements of the Exchange Act, the Company covenants to make publicly available such information as may be necessary to permit the sale of Warrant Shares without registration under the Act pursuant to the exemption provided by Rule 144 under the Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon the request of any Holder of Warrants or Warrant Shares at any time, the Company will deliver to such Holder or such Holder's prospective transferee such information as may be necessary to permit the sale of Warrants or Warrant Shares pursuant to Rule 144A under the Act, as such rule may be amended from time to time. Upon request of any Holder of Warrants or Warrant Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements.

     14.   Notices to Holders.
           ------------------

     14.1. Nothing contained in this Warrant Agreement or in any of the
Warrants shall be construed as conferring upon the Holders thereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company; provided, however, that in the event that a meeting of stockholders
         --------  -------
shall be called to consider and take action on a proposal for the voluntary dissolution of the Company (other than in connection with a consolidation, merger, or sale of all, or substantially all, of its property, assets, business and goodwill as an entirety), the Company shall cause a notice thereof to be sent by first-class mail, postage prepaid, at least twenty days prior to the date fixed as a record date or the date of closing of the transfer books in relation to such meeting, to each registered Holder of Warrants at such Holder's address appearing on the Warrant register; but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such voluntary dissolution. If such notice shall have been so given and if such a voluntary dissolution shall be authorized at such meeting or any adjournment thereof, then from and after the date on which such voluntary dissolution shall have been duly authorized by the stockholders, the purchase rights represented by the Warrants and all other rights with respect thereto shall cease and terminate.

     14.2. In the event the Company intends to:

           (a) make any distribution on or to holders of its Common Stock generally (or other securities that may be purchasable in lieu thereof upon the exercise of Warrants), including, without limitation, any dividend or distribution from earned surplus, any dividend or distribution of stock, assets or evidences of indebtedness, any distribution to be made in connection with a consolidation or merger in which the Company is the surviving corporation or any distribution of shares of stock of any corporation at least a majority of whose outstanding stock is owned by the Company.

           (b) issue Additional Shares of Common Stock, or subscription rights or warrants to holders of its Common Stock generally, or

           (c) consolidate with or merge into another corporation, or sell or convey its property as an entirety or substantially as an entirety to another corporation,

then the Company shall cause a notice of its intention to take such action to be sent by first-class mail, postage prepaid, at least twenty days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such distribution, issuance, or proposed consolidation, merger, sale or conveyance, to each registered Holder of Warrant at such Holder's address appearing on the Warrant register, but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution, issuance, or proposed consolidation, merger, sale or conveyance, or issuance.

     15.   Notices.  Any notice or demand required by this Warrant Agreement to
           -------
be given or made by the Holder to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, or by facsimile transmission addressed as follows:

     Recycling Industries, Inc.
     384 Inverness Drive South, Suite 211
     Englewood, Colorado 80112
     (303) 790-7372 (phone)
     (303) 790-4252 (fax)
     Attention:  Chief Executive Officer


Any notice or demand required by this Warrant Agreement to be given or made by the Company to or on the Holder of any Warrant shall be sufficiently given or made, whether or not such Holder receives the notice, if sent by first-class or registered mail, postage prepaid, addressed to such Holder at his last address as shown on the books of the Company.

     16.   Governing Law. The validity, interpretation and performance of this
           -------------
Warrant Agreement, of each Warrant issued hereunder and of the respective terms and provisions thereof shall be governed by the law of the State of New York without giving effect to principles of conflicts of law.

     17.   Counterparts.  This Warrant Agreement may be executed in any number
           ------------
of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Warrant Agreement as of the date first set forth above.

                              RECYCLING INDUSTRIES, INC.


                              By:____________________________
                                Name:  Thomas J. Wiens
                                Title:  Chairman of the Board


                              PRIME CHARTER LTD.


                              By:____________________________
                                Name:  Sylvan Schefler
                                Title:  Vice Chairman

                                   EXHIBIT A

                               (Form of Warrant)


NEITHER THE WARRANTS NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR MAY BE SOLD OR TRANSFERRED PRIOR TO JULY __, 1997 (SUBJECT TO CERTAIN LIMITED EXCEPTIONS). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (ii) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE. THE WARRANTS MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE WARRANT AGREEMENT DATED AS OF JULY __, 1996 BETWEEN RECYCLING INDUSTRIES, INC. AND PRIME CHARTER LTD., PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT RELATING THERETO OR PURSUANT TO ANY AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT PERMITTING SUCH DISPOSITION OF SECURITIES AND AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

No._______________                                             _______ Warrants

                    Void After 5:00 p.m. New York City Time

                                On July __, 2001

                           RECYCLING INDUSTRIES, INC.

                              Warrant Certificate

     THIS CERTIFIES THAT for value received __________________, or registered assigns, is the registered Holder of the number of Warrants set forth above, each Warrant entitling the owner thereof to purchase any time from July __, 1997 until 5:00 p.m., New York City time on July __, 2001 (the "Expiration Date"), one fully paid and nonassessable share of common stock, par value $.001 per share ("Common Stock"), of Recycling Industries, Inc., a Colorado corporation (the "Company"), at a purchase price per share (the "Exercise Price") initially equal to $[_____ [135% of public offering price] upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase (attached hereto) duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of shares that may be purchased upon exercise thereof, any such shares of Common Stock being referred to as

"Warrant Shares") set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of the date of original issuance of the Warrant, based on the shares of Common Stock of the Company as constituted at such date. As provided in the Warrant Agreement referred to below, the Exercise Price and the number or kind of shares that may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are subject to modification and adjustment upon the happening of certain events.

     This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated as of July __, 1996 (the "Warrant Agreement") between the Company and Prime Charter Ltd., which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which reference is hereby made for a full description of the rights, limitations of rights, duties and immunities hereunder of the Company and the Holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

     This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the Holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such Holder to purchase. If this Warrant Certificate shall be exercised in part, the Holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

     The Exercise Price may be paid: (a) in cash in the amount of the aggregate Exercise Price then in effect for the number of Warrants being exercised, (b) by surrender to the Company of Warrant Shares or shares of Common Stock having a Fair Market Value (as defined in the Warrant Agreement) on the date of exercise equal to the aggregate Exercise Price then in effect for the number of Warrants being exercised, (c) by surrender of Warrants representing a number of Warrant Shares with a Fair Market Value (net of the applicable Exercise Price therefor) equal to the aggregate Exercise Price then in effect for the number of Warrants being exercised, or (d) by a combination of the aforementioned methods of payment.

     No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

     No Holder of this Warrant Certificate shall be entitled to vote or to receive dividends or to consent or to receive notice as a stockholder at the meetings of stockholders for the election of directors of the Company or any other matter, or to any rights whatsoever as stockholder of the Company, except as may be provided in the Warrant Agreement, until the Warrant or Warrant evidenced by this Warrant Certificate shall have been exercised and the Warrant Shares shall have become deliverable as provided in the Warrant Agreement.

     If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books.

     IN WITNESS WHEREOF, Recycling Industries, Inc. has caused the signature (or facsimile signature) of its Chairman and Secretary to be printed hereon and its corporate seal (or facsimile) to be printed hereon.

Dated:  July ___, 1996

RECYCLING INDUSTRIES, INC.


By:
   ----------------------------
Name:
Title:

(Corporate Seal)

Attest:


- -------------------------------
Secretary

                               FORM OF ASSIGNMENT

(To be executed by the registered Holder if such Holder desires to transfer the Warrant Certificates).

TO RECYCLING INDUSTRIES, INC.

     FOR VALUE RECEIVED, __________________________ hereby sells assigns and transfers unto _______________________ this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

DATED: ________________, 19__


           Signature____________________________________

Signature Guaranteed:


NOTICE:

     The Signature of the foregoing assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

(To be executed if Holder desires to exercise the Warrants evidenced by the within Warrant Certificate).

TO RECYCLING INDUSTRIES, INC.:

The undersigned hereby (1) irrevocably elects to exercise _________________ Warrants represented by this Warrant Certificate to purchase ____ shares of Common Stock issuable upon the exercise of such Warrants, (2) makes payment in full of the aggregate Exercise Price for such Warrants by enclosure of a bank cashier's check or money order therefor or by surrendering Warrants, Warrant Shares or shares of Common Stock for application to the aggregate Exercise Price, upon condition that new Warrants be issued to the undersigned for the balance of the Warrants remaining, and (3) requests that certificates for shares be issued in the name of:

(Please insert social security or other
     identifying number) ______________


___________________________________
(Please print name and address)

If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert social security or other
     identifying number _______________


___________________________________
(Please print name and address)


Dated:  __________________, 19__


                                    _______________________________
                                    Signature

(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate)

Signature Guaranteed:

                                      -23-